Exhibit 99.1

FOR IMMEDIATE RELEASE
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Contact:  Brian Keogh
          425/453-9400

ESTERLINE TECHNOLOGIES ACQUIRES KIRKHILL RUBBER COMPANY;
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SIGNIFICANTLY EXPANDS HIGH-PERFORMANCE ELASTOMER BUSINESS
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       BELLEVUE, Wash., August 10--Esterline Technologies (NYSE/ESL) today announced that it has agreed to acquire the outstanding capital stock of Kirkhill Rubber Company. Kirkhill, a $60 million privately held company located in Southern California, is a leading manufacturer of high-performance custom-engineered elastomer components for the aerospace industry. The transaction is expected to close shortly, subject to customary closing conditions.

       Wendell P. Hurlbut, chief executive officer, said, "...Kirkhill will broaden our range of elastomer manufacturing technologies and capabilities, and significantly expand Esterline's position in this market. We currently serve the market through our TA Mfg. subsidiary and recently acquired Kai R. Kuhl Co." Hurlbut noted that all three companies are located in Southern California and serve many of the same customers such as Boeing, GE, Thiokol and BF Goodrich Aerospace.

      Esterline is a leading manufacturer of engineered products for the commercial aircraft, aerospace and defense industries; automated equipment for the production of printed circuit boards and metal fabrication; and instrumentation for quality and process control.



















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